Exhibit 10.2

WEST BEND SAVINGS BANK

Salary Continuation Agreement

Raymond F. Lipman

WEST BEND SAVINGS BANK
SALARY CONTINUATION AGREEMENT

THIS SALARY CONTINUATION AGREEMENT (the “Agreement”) is adopted this 14th day of May, 2004, by and between WEST BEND SAVINGS BANK, a federal mutual savings bank located in West Bend, Wisconsin (the “Company”), and RAYMOND F. LIPMAN (the “Executive”).

The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended from time to time. The Company will pay the benefits from its general assets. This Agreement replaces all other plans between the Company and the Executive.

The Company and the Executive agree as provided herein.

Article 1
Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1          “Accrual Balance” means the liability that should be accrued by the Company, under Generally Accepted Accounting Principles (“GAAP”), for the Company’s obligation to the Executive under this Agreement, by applying Accounting Principles Board Opinion Number 12 (“APB 12”) as amended by Statement of Financial Accounting Standards Number 106 (“FAS 106”) and the Discount Rate. Any one of a variety of amortization methods may be used to determine the Accrual Balance. However, once chosen, the method must be consistently applied. The Accrual Balance shall be reported by the Company to the Executive on Schedule A.

1.2          “Beneficiary” means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 4.

1.3          “Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4          “Code” means the Internal Revenue Code of 1986, as amended.

1.5          “Disability” means the Executive’s suffering a sickness, accident or injury which has been determined by the insurance carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Plan Administrator of the insurance earner’s or Social Security Administration’s determination upon the request of the Plan Administrator.

1.6          “Discount Rate” means the rate used by the Plan Administrator for determining the Accrual Balance. The initial Discount Rate is 6.0 percent (6%). However, the Plan Administrator, in its sole discretion, may adjust the Discount Rate to maintain the rate within reasonable standards according to GAAP.

1.7          “Early Retirement Age” means the Executive’s 62nd birthday,

1.8          “Effective Date” means March 1, 2004.

1.9          “Normal Retirement Age” means the Executive’s 65th birthday.

1.10        “Normal Retirement Date” means the later of the Normal Retirement Age or Termination of Employment.

1.11        “Plan Administrator” means the plan administrator described in Article 8.

1.12        “Plan Year” means each twelve-month period commencing on the Effective Date.

1.13        “Termination of Employment” means that the Executive ceases to be employed by the Company for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company.

Article 2
Benefits During Lifetime

2.1          Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Article.

2.1.1       Amount of Benefit. The annual benefit under this Section 2.1 is EIGHTY-SIX THOUSAND FOUR HUNDRED Dollars ($86,400).

2.1.2       Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following the Executive’s Normal Retirement Date. The annual benefit shall be paid to the Executive for Twenty (20) years.

2.2          Early Retirement Benefit. Upon Termination of Employment at Early Retirement Age for reasons other than death or Disability, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Article.

2.2.1       Amount of Benefit. The annual benefit under this Section 2.2 is the Early Retirement Benefit set forth on Schedule A for the Plan Year during which the Termination of Employment occurs. This benefit is determined by vesting the Executive in one hundred percent (100%) of the Accrual Balance.

2.2.2       Payment of Benefit. The Company shall pay the benefit to the Executive in two hundred forty (240) consecutive equal installments commencing with the first of the month following the Executive’s Termination of Employment due to Early Retirement.

2.3          Disability Benefit. Upon Termination of Employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Article.

2.3.1       Amount of Benefit. The annual benefit under this Section 2.3 is the Disability Benefit set forth on Schedule A for the Plan Year during which the Termination of Employment occurs. This benefit is determined by vesting the Executive in one hundred percent (100%) of the Accrual Balance.

2.3.2       Payment of Benefit. The Company shall pay the benefit to the Executive in two hundred forty (240) consecutive equal installments commencing with the first of the month following the Executive’s Termination of Employment due to Disability.

Article 3
Death Benefits

3.1          Death During Active Service. If the Executive dies while in the active service of the Company, the Company shall pay to the Beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of the benefits under Article 2.

3.1.1       Amount of Benefit. For the first four years of the Plan, the annual benefit under this Section 3.1 is 85% of the Normal Retirement Benefit as stated in Section 2.1. Beginning in the Fifth Year of the Plan, the annual benefit under this Section 3.1 is the Normal Retirement Benefit as stated in Section 2.1.

3.1.2       Payment of Benefit. The Company shall pay the annual benefit to the Beneficiary in twelve (12) equal monthly installments commencing with the month following the Executive’s death. The annual benefit shall be paid to the Beneficiary for a period of Twenty (20) years.

3.2          Death During Payment of a Benefit. If the Executive dies after any benefit payments have commenced under Article 2 of this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

3.3          Death After Termination of Employment But Before Payment of a Benefit Commences. If the Executive is entitled to any benefit payments under Article 2 of this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the same benefit payments to the Beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive’s death.

Article 4
Beneficiaries

4.1          Beneficiary Designation. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Company in which the Executive participates.

4.2          Beneficiary Designation: Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Executive’s Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive’s death.

4.3          Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

4.4          No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive’s spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive’s estate.

4.5          Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Executive and the Executive’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

Article 5
General Limitations

5.1          Termination of Employment. Termination of employment of the Executive shall result in no benefit to be paid under this Agreement.

5.2          Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the Effective Date. In addition, the Company shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application for life insurance owned by the Company on the Executive’s life.

5.3          Requirement of Non-Competition. The Company shall not pay to a Participant any benefit under this Plan if, within two (2) years following such Participant’s Termination of Employment, the Participant, without the prior written consent of the Company engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted within twenty-five (25) miles of any office of the Company existing as of the date of the Participant’s Termination of Employment, which enterprise is, or may deemed to be, competitive with any business carried on by an Employer as of the date of the Participant’s Termination of Employment.

Article 6
Claims And Review Procedures

6.1          Claims Procedure. An Executive or Beneficiary (“claimant”) who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

6.1.1       Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

6.1.2       Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

6.1.3       Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)           The specific reasons for the denial;

(b)           A reference to the specific provisions of the Agreement on which the denial is based;

(c)           A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

(d)           An explanation of the Agreement’s review procedures and the time limits applicable to such procedures; and

(e)           A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

6.2          Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

6.2.1       Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review.

6.2.2       Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

6.2.3       Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

6.2.4       Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

6.2.5       Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)           The specific reasons for the denial;

(b)           A reference to the specific provisions of the Agreement on which the denial is based;

(c)           A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits; and

(d)           A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

Article 7
Amendments and Termination

This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive. Provided, however, if the Company’s Board of Directors determines that the Executive is no longer a member of a select group of management or highly compensated employees, as that phrase applies to ERISA, for reasons other than death, Disability or retirement, the Company may amend or terminate this Agreement.

Article 8
Administration of Agreement

8.1          Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

8.2          Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

8.3          Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Executive or Beneficiary shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the Discount Rate.

8.4          Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

8.5          Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Termination of Employment of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

8.6          Annual Statement. The Plan Administrator shall provide to the Executive, within 120 days after the end of each Plan Year, a statement setting forth the benefits payable under this Agreement.

Article 9
Miscellaneous

9.1          Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

9.2          No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company’s right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time,

9.3          Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

9.4          Tax Withholding. The Company shall withhold any taxes that, in its reasonable judgment, are required to be withheld from the benefits provided under this Agreement. The Executive acknowledges that the Company’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

9.5          Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Wisconsin, except to the extent preempted by the laws of the United States of America.

9.6          Unfunded Arrangement. The Executive and Beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive’s life is a general asset of the Company to which the Executive and Beneficiary have no preferred or secured claim.

9.7          Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term “Company” as used in this Agreement shall be deemed to refer to the successor or survivor company.

9.8          Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

9.9          Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

9.10        Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Agreement, the Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Company.

9.11        Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

9.12        Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

9.13        Notice. Any notice or filing required or permitted to be given to the Company or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

West Bend Savings Bank

201 S Fifth Avenue

West Bend, Wisconsin 53095

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Company have signed this Agreement.

EXECUTIVE:		COMPANY:

West Bend Savings Bank

/s/ Raymond F. Lipman		/s/ Kirk J. Emerich
Raymond F. Lipman	By	Kirk J. Emerich
	Title	Senior Vice President and
Chief Financial Officer

FIRST AMENDMENT
TO THE
WEST BEND SAVINGS BANK
SALARY CONTINUATION AGREEMENT
DATED MAY 14, 2004
FOR
RAYMOND F. LIPMAN

THIS FIRST AMENDMENT is adopted this 22nd day of September, 2006, effective as of January 1, 2005, by and between West Bend Savings Bank, a federal mutual savings bank located in West Bend, Wisconsin (the “Company”), and Raymond F. Lipman (the “Executive”).

The Company and the executive executed the Salary Continuation Agreement on May 14, 2004 effective as of March 1, 2004 (the “Agreement”).

The undersigned hereby amend the Agreement for the purpose of bringing the Agreement into compliance with Section 409A of the Internal Revenue Code. Therefore, the following changes shall be made:

The following Sections 1.12a and 1.12b shall be added to the Agreement immediately following Section 1.12:

1.12a       “Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to  paragraph 5 thereof) of the Company if any stock of the Company is publicly traded on an established securities market or otherwise.

1.12b       “Termination for Cause” means Termination of Employment for:

(a)           Gross negligence or gross neglect of duties to the Bank; or

(b)           Conviction of a felony or of a gross misdemeanor involving moral turpitude in connection with the Executive’s employment with the Bank; or

(c)           Fraud, disloyalty, dishonesty or willful violation of any law or significant Bank policy committed in connection with the Executive’s employment and resulting in a material adverse effect on the Bank.

Section 1.13 of the Agreement shall be deleted in its entirety and replaced by the following:

1.13         “Termination of Employment” means the termination of the Executive’s employment with the Company for reasons other than death or Disability. Whether a Termination of Employment takes place is determined based on the facts and circumstances surrounding the termination of the Executive’s employment and whether the Company and the Executive intended for the Executive to provide significant services for the Company following such termination. A change in the Executive’s employment status will not be considered a Termination of Employment if:

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(a)           the Executive continues to provide services as an employee of the Company at an annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is twenty percent (20%) or more of the average annual remuneration earned during the final three full calendar years of employment (or, if less, such lesser period), or

(b)           the Executive continues to provide services to the Company in a capacity other than as an employee of the Company at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual remuneration for such services is fifty percent (50%) or more of the average annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period).

Section 2.2.2 of the Agreement shall be deleted in its entirety and replaced by the following:

2.2.2        Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following Termination of Employment. The annual benefit shall be paid to the Executive for twenty (20) years.

Section 2.3.2 of the Agreement shall be deleted in its entirety and replaced by the following:

2.3.2        Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following Termination of Employment. The annual benefit shall be paid to the Executive for twenty (20) years.

The following Sections 2.4, 2.5 and 2.6 shall be added to the Agreement immediately following Section 2.3.2:

2.4           Restriction on Timing of Distributions. Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee at Termination of Employment under such procedures as established by the Company in accordance with Section 409A of the Code, benefit distributions that are made upon Termination of Employment may not commence earlier than six (6) months after the date of such Termination of Employment. Therefore, in the event this Section 2.4 is applicable to the Executive, any distribution which would otherwise be paid to the Executive within the first six months following the Termination of Employment shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh month following the Termination of Employment. All subsequent distributions shall be paid in the manner specified.

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2.5           Distributions Upon Income Inclusion Under Section 409A of the Code. Upon the inclusion of any amount into the Executive’s income as a result of the failure of this nonqualified deferred compensation plan to comply with the requirements of Section 409A of the Code, to the extent such tax liability can be covered by the Accrual Balance, a distribution shall be made as soon as is administratively practicable following the discovery of the plan failure.

2.6           Change in Form or Timing of Distributions. All changes in the form or timing of distributions hereunder must comply with the following requirements. The changes:

(a)           may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;

(b)           must, for benefits distributable under Sections 2.1, 2.2 and 2.3, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(c)           must take effect not less than twelve (12) months after the election is made.

Section 5.1 of the Agreement shall be deleted in its entirety and replaced by the following:

5.1           Termination for Cause. Termination for Cause of the Executive shall result in no benefit being paid under this Agreement.

The following Section 5.4 shall be added to the Agreement immediately following Section 5.3:

5.4           Removal. Notwithstanding any provision of this Agreement to the contrary, the Company shall not distribute any benefit under this Agreement if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

Article 7 of the Agreement shall be deleted in its entirety and replaced by the following:

Article 7
Amendments and Termination

7.1           Amendments. This Agreement may be amended only by a written agreement signed by the Company and the Executive. However, the Company may unilaterally amend this Agreement to conform with written directives to the Company from its auditors or banking regulators or to comply with legislative changes or tax law, including without limitation Section 409A of the Code and any and all Treasury regulations and guidance promulgated thereunder.

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7.2           Plan Termination Generally. The Company and Executive may terminate this Agreement at any time. The benefit hereunder shall be the Accrual Balance as of the date the Agreement is terminated. Except as provided in Section 7.3, the termination of this Agreement shall not cause a distribution of benefits under this Agreement. Rather, after such termination benefit distributions will be made at the earliest distribution event permitted under Article 2 or Article 3.

7.3           Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 7.2, if the Company terminates this Agreement in the following circumstances:

(a)           Within thirty (30) days before, or twelve (12) months after a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as described in Section 409A(2)(A)(v) of the Code, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all the Company’s arrangements which are substantially similar to the Agreement are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

(b)           Upon the Company’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Agreement are included in the Executive’s gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)           Upon the Company’s termination of this and all other non-account balance plans (as referenced in Section 409A of the Code or the regulations thereunder), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Company does not adopt any new non-account balance plans for a minimum of five (5) years following the date of such termination;

the Company may distribute the vested Accrual Balance as shown on Schedule A, determined as of the date of the termination of the Agreement, to the Executive in a lump sum subject to the above terms.

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Section 9.10 of the Agreement shall be deleted in its entirety and replaced by the following:

9.10         Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by the Agreement, the Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Company. Any alternative acts shall be restricted to actions which do not violate Section 409A of the Code.

The following Section 9.14 shall be added to the Agreement immediately following Section 9.13:

9.14         Compliance with Section 409A. This Agreement shall at all times be administered and the provisions of this Agreement shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date of this Agreement.

IN WITNESS OF THE ABOVE, the Company and the Executive hereby consent to this First Amendment.

EXECUTIVE:		COMPANY:

West Bend Savings Bank

/s/ Raymond F. Lipman		/s/ Kirk J. Emerich
Raymond F. Lipman	By	Kirk J. Emerich
	Title	Senior Vice President and
Chief Financial Officer

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SECOND AMENDMENT
TO THE
WEST BEND SAVINGS BANK
SALARY CONTINUATION AGREEMENT
DATED MAY 14, 2004
AND AMENDED AUGUST 7, 2007
FOR
RAYMOND F. LIPMAN

THIS SECOND AMENDMENT is adopted this 7th day of August, 2007, by and between West Bend Savings Bank, a federal savings association located in West Bend, Wisconsin (the “Company”), and Raymond F. Lipman (the “Executive”).

The Company and the executive executed the Salary Continuation Agreement on May 14, 2004 effective as of March 1, 2004 and executed a First Amendment on June 1, 2004 (the “Agreement”).

The undersigned hereby amend the Agreement for the purpose of increasing the Normal Retirement Benefit. Therefore, the following changes shall be made:

Section 2.1.1 of the Agreement shall be deleted in its entirety and replaced by the following:

2.1.1        Amount of Benefit. The annual benefit under this Section 2.1 is EIGHTY NINE THOUSAND NINE HUNDRED DOLLARS ($89,900).

IN WITNESS OF THE ABOVE, the Company and the Executive hereby consent to this Second Amendment.

EXECUTIVE:		COMPANY:

West Bend Savings Bank

/s/ Raymond F. Lipman		/s/ Kirk J. Emerich
Raymond F. Lipman	By	Kirk J. Emerich
	Title	Senior Vice President and
Chief Financial Officer